Exhibit 10.23

QUALYTEXTIL S.A.

Independent Auditors’ Report

Financial Statements
as of April 30, 2008 and December 31, 2007
(Prepared in accordance with the requirements of
General Accepted Accounting Principles in Brazil)

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Independent Auditors’ Report
as of April 30, 2008 and December 31st, 2007
1

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of
QUALYTÊXTIL S.A.

1.           We have audited the balance sheets of QUALYTEXTIL S.A., as of April 30, 2008 and December 31, 2007, and the related statements of profit & loss, changes in shareholders’equity and changes in sources and uses of funds for the four month period and year then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

2.           We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An  audit also includes examining, on a test basis, evidence supporting the amounts and disclosures on the financial statements. The audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

3.           In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of QUALYTÊXTIL S.A., as of April 30, 2008 and December 31, 2007, and the results of its operations, changes in its shareholders’equity and changes in its sources and uses of funds for the four month period and year then ended, in conformity with generally accepted accounting principles adopted in Brazil.

4.           We conducted our audits with the objective to express an opinion on the financial statements referred to first paragraph. The statement of cash flow, presented in order to offer supplementary information about QUALYTÊXTIL S.A., is not required as part of the mandatory financial statements by the accounting procedures adopted in Brazil. The statement of cash flow regarding the four month period ended April 30, 2008 and the year ended December 31, 2007 was examined under the same auditing procedures described in the second paragraph, and in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Independent Auditors’ Report
as of April 30, 2008 and December 31st, 2007
2

5.           As described on note nº. 6, the Company based on their legal advisors and accounting experts, initiate at 2006 a judicial demand against tax authorities, aiming the recoverance of PIS and Cofins (Social contributions) paid over ICMS (Value Added Tax) from 2002 to 2006.  Based on this understanding, the Company accounted for, at December 31, 2006,  tax recoverable as long-term assets, of amount of R$ 688,145.  The related credit entries were accounted for as other operational revenues (Statement of loss – current year) on amount of R$ 47,338 and on Shareholders’ equity on amount of R$329,811 as prior year adjustments.  These credits are net of the judicial demands fees.  Consequently, the result and Shareholders’ equity of the four month period and year ended as of April 2008 and December 31, 2007, were increased of R$46,086 (R$150,811 at 2007) and R$526,708 (R$480,622 at 2007), respectively.

Rio de Janeiro, May 05, 2008.

/s/ ACAL CONSULTORIA E AUDITORIA S/S
CRC - RJ – 1144

Gelson José Amaro - Partner in Charge
CRC-RJ - 049.669/O-4 – Accountant

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Balance Sheets
as of April 30, 2008 and December 31, 2007
(stated in Brazilian Reais - R$)

ASSETS	Notes	2008	2007

Current assets
Cash and cash equivalents	3	57,244	872,077
Clients	4	2,023,192	3,553,693
Inventories	5	3,653,348	2,688,740
Taxes recoverable		202,570	150,800
Prepaid expenses		130,013	41,206
Short-term investments		-	41,355
Other receivables		232,612	261,645
		6,298,979	7,609,516

Long term assets
Taxes recoverable	6	796,325	769,220
Judicial deposits	6	197,925	155,203
Prepaid expenses		-	112,013
Long-term investments		-	8,687
Other receivables		27,401	198,068
		1,021,651	1,243,191

Permanent assets - net
Fixed assets	7	2,189,117	2,176,031
		2,189,117	2,176,031

Total Assets		9,509,747	11,028,738

LIABILITIES AND SHAREHOLDERS' EQUITY		2008	2007

Current liabilities
Suppliers	8	1,327,681	1,875,727
Loans and financing	9	1,040,087	1,751,756
Debentures bonds	10	4,177,976	1,300,908
Taxes and contribution	11	1,190,582	346,097
Salaries and social charges		328,644	159,814
Other debts		304,929	63,360
		8,369,899	5,497,662

Long term liabilities
Debentures/bonds	10	-	2,601,816
Taxes and contribution	11	-	1,127,117
Tax incentive		-	643,115
Other debts	6	138,663	138,664
		138,663	4,510,712

Shareholders' equity
Paid in Capital	12	1,507,701	1,507,701
Capital reserves	12	712,909	712,909
Revaluation reserve		1	1
Accumulated losses		(1,219,426)	(1,200,247)
		1,001,185	1,020,364

Total Liabilities and Shareholders` Equity		9,509,747	11,028,738

See accompanying notes to financial statements.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Statements of Profit & Loss
for the period and year ended on April 30, 2008 and December 31, 2007
(stated in Brazilian reais - R$)

	(04 months)	(12 months)
	2008	2007

Gross Income

Gross sales	6,890,423	22,104,656
Cancellation and taxes on sales	(1,992,659)	(5,517,669)
Net sales	4,897,764	16,586,987

Cost of sales	(2,622,240)	(8,750,612)

Gross profit	2,275,524	7,836,375

Operating (expenses) income
General and administrative expenses	(1,719,147)	(2,193,850)
Selling expenses	(180,255)	(2,785,569)
Net financial	(248,512)	(667,297)
Depreciation	(45,535)	(117,405)
Other income (expense)	(94,952)	(27,344)

Operating result	(12,877)	2,044,910

Non operating result	(6,302)	27,564

Profit (loss) for the period/year before income tax and social contribution	(19,179)	2,072,474

Provision for income tax and social contribution	-	(470,417)

Profit (loss) for the period/year	(19,179)	1,602,057

Shares quantity of paid in capital at the period/year end	1,507,701	1,507,701

Profit (loss) per share	(0.01)	1.37

See accompanying notes to financial statements.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Statement of Changes in Shareholder's Equity
for the period and year ended on April 30, 2008 and December 31, 2007
(stated in Brazilian reais - R$)

				Total of
		Capital Reserves		Capital	Revaluation	Accumulated
Events	Capital	Tax incentive	Shares premium	Reserves	Reserve	Losses	Total

Balance at December 31, 2006	1,507,701	316,172	84,923	401,095	1	(2,802,304)	(893,507)

Tax incentive reserves	-	311,814	-	311,814	-	-	311,814

Profit for the year	-	-	-	-	-	1,602,057	1,602,057

Balance at December 31, 2007	1,507,701	627,986	84,923	712,909	1	(1,200,247)	1,020,364

Loss for the period						(19,179)	(19,179)

Balance at April 30, 2008	1,507,701	627,986	84,923	712,909	1	(1,219,426)	1,001,185

See accompanying notes to financial statements.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Statement of Changes in Sources and Uses of Funds
for the period and year ended on April 30, 2008 and December 31, 2007
(stated in Brazilian reais - R$)

	(04 months)	(12 months)
	2008	2007

Sources of funds
Profit of the year	-	1,602,057
Items that do not affect the net working capital		-
Depreciation of the year	-	176,362
Fixed asset write-off/sale	4,784	37,797
Tax incentive reserve	-	311,814
Decrease on long-term assets	221,540	-

Total of sources	226,324	2,128,030

Uses of funds
Loss for the period	(19,179)	-
Depreciation of the period	90,734	-

Fixed assets acquisitions	(108,604)	(660,234)
Increase on long term assets	-	(471,155)
Decrease on long term liabilities	(4,372,049)	(697,862)

Total of investments	(4,409,098)	(1,829,251)

Increase (Decrease) in working capital	(4,182,774)	298,779

Change in net working capital
Current assets
At the beginning of period/year	7,609,516	6,539,000
At the end of period/year	6,298,979	7,609,516
	(1,310,537)	1,070,516
Current liabilities
At the beginning of period/year	5,497,662	4,725,925
At the end of period/year	8,369,899	5,497,662
	2,872,237	771,737

Increase (Decrease) in working capital	(4,182,774)	298,779

See accompanying notes to financial statements.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Statements of Cash Flows
for the period and year ended on April 30, 2008 and December 31, 2007
(stated in Brazilian reais - R$)

	(04 months)	(12 months)
	2008	2007

Operating Activities
Profit (Loss) for the period/year	(19,179)	1,602,057
Adjustments to reconcile loss to net cash provided
by operating activities:
Depreciation and amortization	90,734	176,362
(Increase) decrease in current assets
Clients	1,530,501	(1,197,844)
Inventories	(964,608)	(463,884)
Tax recoverable	(51,770)	(25,401)
Prepaid expenses	(88,807)	27,673
Short-term investments	41,355	(27,524)
Other receivables	29,033	(66,626)
Increase (decrease) in current liabilities
Suppliers	(548,046)	1,470,582
Loans and financing	(711,669)	(737,692)
Debentures	2,877,068	222,526
Taxes and contributions	844,485	(253,862)
Salaries and social charges	168,830	65,458
Other debts	241,569	4,725
Net Cash Provided by Operating Activities	3,439,496	796,550

Investments activities
Fixed assets acquisitions	(108,604)	(660,234)
Fixed asset write-off/sale	4,784	37,797
Net Cash Consumed by Investments Activities	(103,820)	(622,437)

Financing activities
(Increase) decrease in long-term assets
Taxes recoverable	(27,105)	(81,075)
Judicial deposits	(42,722)	(147,426)
Prepaid expenses	112,013	(57,412)
Long-term investments	8,687	12,826
Other receivables	170,667	(198,068)
Increase (decrease) in long-term liabilities
Loans and financing	-	(227,069)
Debentures/bonds	(2,601,816)	(633,330)
Taxes and contribution	(1,127,117)	(40,199)
Tax incentive	(643,115)	168,460
Other debts	(1)	34,276
Share premium	-	311,814
Net Cash Consumed by Financing Activities	(4,150,509)	(857,203)

Increase (decrease) in cash and cash equivalents	(814,833)	(683,090)

Represented by:
Cash and equivalents at beginning of period/year	872,077	1,555,167
Cash and equivalents at end of period/year	57,244	872,077

Increase (decrease) in cash and cash equivalents	(814,833)	(683,090)

See accompanying notes to financial statements.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

1 – Operating context

The Company was incorporated on July 2000 as a limited liability company named Vieira, Bastos & Antunes Ltda., and later been changed to Qualytêxtil S.A., registered at Bahia state’s board of trade on May 2005.

The Company’s principal activity is to manufacture, commercialize and rent outfit, uniforms and accessories to personal and industrial safety. The headquarter is based at Salvador-BA, having branches based at Rio de Janeiro, to storage and distribution and a trade representation office based at São Paulo.

On September 23, 2005, after an auditing process accomplished by BVQI do Brasil Sociedade Certificadora Ltda, the Company was certified to ISO 9001/2000, maintaining this status up to now.

The sales increase recorded on 2007, due in part to the regulation of the use of equipment to protect the individual worker, which established new procedures specifically as a security uniform anti-flame, to workers who perform activities of electrician workers in a situation of medium and low voltage.

The manufacturing productivity has improved during the year due to investments in new cutting and sewing equipments, as well as better qualified and appropriate labor recruitment to the industrial process.

2 – Summary of significant accounting and valuation policies

The Company maintains its records in accordance with generally accepted accounting principles adopted in Brazil, based on the Corporation Law, and the accounting procedures issued by  CVM – Comissão de Valores Mobiliários (Brazilian Exchange Comission) and IBRACON – Instituto dos Auditores Independentes do Brasil (the Brazilian Independent Auditors Institute).

On December 28, 2007 was enacted the Law 11,638/07 which changed several gadgets of Law 6,404 (Publicity Traded Company) from year on 2008, in order to adjust accounting practices adopted  in Brazil to the International Financial Reporting  Standards (IFRS). The Company is currently evaluating the impacts of this Law.

(a)	Cash and cash equivalents - represented mainly by the banks current accounts and short-term marketable securities, plus income earned through the balance sheet date.

(b)	Inventories - are stated at average cost of acquisition or production, which is lower than market value.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

(c)	Fixed assets - are stated by the cost of acquisition. Depreciation is provided for by using the straight-line method in accordance with the annual rates as mentioned in Note 7.

(d)	Allowance for doubtful accounts - is set up, when necessary, in an amount considered sufficient to cover potential losses on uncollectible accounts.

(e)
Indexed liabilities - liabilities subject to exchange variation are stated at their adjusted values on the balance sheet date, based on the dollar prevailing on April 30, 2008 – US$1.00=R$1,6872 (US$1.00=R$1,7713 on December 31, 2007).

(f)
Assets and liabilities with maturity date within the next 12 months are accounted as current assets and current liabilities, respectively. As mentioned at Note 14 – Subsequent events the new shareholder to intend prepay the mainly liabilities, because of that related long term liabilities were reclassified as current liabilities at April 30, 2008.

(g)	Profit and loss are determined on accrual basis.

(h)
Assets and liabilities are registered at their net realizable and due value, respectively, considering monetary and exchange variations, as well as incomes and charges earned or incurred until the balance sheet date, accrued on a “pro rata temporis” basis. When applicable, are established accruals to decrease asset to market value.

(i)
Supplementary information – Aiming to allow additional financial analysis, the Company presents as supplementary information, a statement of cash flow. This statement was elaborated in accordance to NPC-20 of IBRACON – Instituto dos Auditores Independentes do Brasil (the Brazilian Auditors Institute), considering the main operations which had influence on cash and cash equivalent and marketable securities of the Company. This statement is divided in operational activities, investment activities and financial activities in order to help the understanding of overall financial statements.

(j)	The profit or loss per share is calculated based on the quantity of shares at the year end.

3 – Cash and cash equivalent

	04/30/2008	12/31/2007

Cash	3,000	3,000
Banks	54,244	869,077
Total	57,244	872,077

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

4 – Clients

	04/30/2008	12/31/2007

Domestic clients	2,054,707	3,575,820
Allowance for doubtful accounts	(31,515)	(22,127)
Total	2,023,192	3,553,693

5 – Inventories

	04/30/2008	12/31/2007

Goods for sale	656,339	309,685
Goods in process	456,199	-
Goods for re-sale	357,910	360,482
Raw material	2,090,955	1,940,206
Imports in process	-	59,248
Others	177,508	19,119
Provision for loss on sales	(85,563)	-
Total	3,653,348	2,688,740

6 – Tax recoverable and judicial deposits

           At 2006, the Company accounted for on the long-term assets, the recoverable tax related to PIS and Cofins computed and paid considering the ICMS in its own computation base  on the period from 2002 to 2006 on the total amount of R$ 688,145.  The amount paid on 2006, R$71,125 were accounted for against the result of the year and the remaining balance, which amounts to R$ 499,714, was accounted for against accumulated results. On December 31, 2007, these figure, accrued by Brazilian Central Bank interest rate (Selic), amounts to R$ 769,220. The company’s lawyers and accountant experts consider that is almost guaranteed the success on such demand.  From November 2006 on, the Company is making judicial deposits, which amounts R$197,925 on April 30, 2008 (R$ 155,203 on December 31, 2007).  In addition,, on April 30, 2008, the recoverable value regarding PIS and COFINS paid over ICMS, restated by Brazilian Central Bank interest rate (Selic), amounts R$ 799,325 (R$769,220 on December 31, 2007).

          The lawyers’ fees regarding the judicial demand are accrued as long-term liabilities.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

7 – Fixed assets

	Annual rate	04/30/2008	12/31/2007

Buildings	4%	451,875	451,875
Buildings (Revaluation)	4%	789,538	789,538
Software	20%	476,975	388,498
Machinery & Equipments	10%	774,246	787,497
Vehicles	20%	21,993	21,993
Trade marks and patents	20%	102,217	102,217
Hardware	20%	119,705	117,588
Fixtures	10%	195,033	193,084
Furniture	10%	113,376	98,550
Subtotal		3,044,958	2,950,840
(-) Accumulated depreciation		(855,841)	(774,809)
Total		2,189,117	2,176,031

8 – Suppliers

	04/30/2008	12/31/2007

Domestic suppliers	866,383	1,439,947
Foreign suppliers	461,298	435,780
Total	1,327,681	1,875,727

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

9 – Loans and financing

	04/30/2008		12/31/2007
	Short term	Long term	Short term	Long term

Secured account
Banco Itaú S/A ( 2% p.m.)	460,000	-	200,000	-
Banco Real S/A ( 7.05% p.m.)	-	-	746	-
Banco do Nordeste S/A (2.0% p.m.)	578,753	-	-	-
Subtotal	1,038,753	-	200,746	-

Working capital

Banco Safra S/A (CDI+ 0.6% p.m.)	-	-	382,315	-
Banco Itaú S/A ( Variação Cambial 8% p.y.)	-	-	53,661	-
Banco Itaú S/A (1.80% p.y.)	-	-	23,279	-
Banco Real S/A (2.311% p.m.)	-	-	69,872	-
Banco Safra S/A (credit limit)	32	-	-	-
Bradesco do Nordeste S/A (10%/12% p.y.)	-	-	758,109	-
Subtotal	32	-	1,287,236	-

Financing of fixed assets
Cia. Itauleasing Arrendamento Mercantil	4,649	-	9,298	-
	4,649	-	9,298	-

Financing of imports
Banco do Brasil S/A (Libor + 0.582%)	-	-	254,476	-
Subtotal	-	-	254,476	-

Prepaid expenses	(3,347)	-	-	-

Total	1,040,087	-	1,751,756	-

10– Debentures

On May 18, 2005, the Company issued, in favor of Nordeste Empreendedor – Fundo Mútuo de Investimento em Empresas Emergentes, 358,012 nominative and book entry debentures, convertible in preferred capital stock Class A, with unit nominal value of R$ 9.7762, amounting a total of R$ 3,500,000. The debentures issued will be indexed by IGP-M variation, with amortization in four equal annual installments beginning on May 18, 2007.

As mentioned at Note 14 – Subsequent event the new shareholder to intend prepay the mainly liabilities, because of that related long term liabilities of debentures were reclassified as current liabilities at April 30, 2008.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

The updated value of debentures on April 30, 2008, the amount of R$ 4,177,976, accounted for as current liabilities (On December 31, 2007, R$ 3,902,724, being R$1,300,908 accounted for as current liabilities and R$ 2,601,816 as long-term liability), were prepay on May 13, 2008 in the amount of R$ 4,183,838.

11 – Taxes and contribution

	04/30/2008		12/31/2007
	Short term	Long term	Short term	Long term

State tax - VAT	26,920	-	68,554	-
Cofins payable	-	-	45,677	-
PIS payable	-	-	12,218	-
Pis/Cofins/CSLL/IRRF withholding	290	-	14,803	-
Income tax withholding – third parties	1,587	-	5,958	-
Municipal service tax	631	-	210	-
State tax - VAT - installments	104,125	-	25,185	88,034
PAEX/PAES	851,652	-	101,297	852,580
Pis - installments	39,549	-	13,896	35,898
Cofins - installments	165,828	-	58,299	150,605
Total	1,190,582	-	346,097	1,127,117

The State tax – VAT installments balance refers to 02 (two) debt installments of Company’s Macaé branch.

On August 2006, the Company gave up from PAES installment debts regarding federal taxes debts, and request for a new installment program (PAEX).  On April 30, 2008 the total debt amounts R$ 851,652 (R$ 953,877 on December 31, 2007).

As mentioned at Note 14 – Subsequent event the new shareholder to intend prepay the mainly liabilities, because of that related long term of Taxes and contribution were reclassified as current liabilities at April 30, 2008. So the liabilities balance with maturity date within next 12 month, are accounted for as current liabilities.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

12– Shareholders’ equity

a) Capital

On April 30, 2008 and December 31, 2007, Company’s paid in capital is comprised of 1,507,701 shares (1,492,624 common nominative shares and 15,077 preferred Class A shares), distributed as follow:

Shareholders	Quantity of Shares	Type	Value in R$
VBA Participações Ltda.	1,492,624	Common nominatives	1,492,624
Nordeste Empreendedor – F.M.I.E.E.	15,077	Preferred Class A	15,077
Total	1,507,701		1,507,701

b) Capital reserves

           On 2007 was formed a tax incentive reserve in the amount of R$ 311,814 relating to exploitation profit.

13 - Contingencies

13.1 – Tax contingencies

On June 21, 2007, the Company was fined by the State Tax Authority (AI 10895.0002/07-5 on the total amount of R$ 2,276,420.83 (updated amount until the date of the fine), basically referring to non compliance with due dates requested by a tax incentive program granted by the State Tax Authority). On August 01, 2007, the Company joined with defense administrative through their legal advisers. According to them, the Company will be successful in this litigation, and the process in the initial stage of administrative trial, leaving even multiple instances to use in case of not obtaining success in the first trial, being taken for granted the success in the judicial sphere.

The legal fees due regarding success, in the amount of R$ 90,000 (ninety thousand reais) was not accounted for, as well as any value regarding a remote liability.

QUALYTÊXTIL S.A.
A free translation of the original in Portuguese relating to the Financial Statements prepared in accordance with the requirements of General Accepted Accounting Principles in Brazil
Notes to the Financial Statements
                 April 30, 2008 and December 31, 2007
                       (Stated in Brazilian Reais - R$)

13.2 – Labor contingencies

According to the legal advisers of the Company, there are ongoing labor complaints, as described below:

Process	Value	Chance of loss

00181.2005.032.02.00-0	10,000	Probable loss
879660-9/2005	7,157	Possible loss
880259-4/2005	7,640	Remote loss
	24,797

For all the demands mentioned above, there is no final definition by the Court and does not have accounting provision for eventual losses.

14 – Subsequent events

On May 09, 2008, Lakeland do Brasil Empreendimentos e Participações Ltda., became a shareholder of the Company.

On May 13, 2008, the main shareholder Lakeland do Brasil Empreendimentos e Participações Ltda. paid in capital on amount of R$ 6,337,838, accounted for as advance for future capital increase.

On May 16, 2008, Lakeland Industries Inc. (main shareholder of Lakeland do Brasil Empreendimentos e Participações Ltda.) borrowed US$ 650,000 with annual interest of 8% plus exchange variation with maturity date 91 days.

The new shareholder to intend prepay the mainly liabilities, so related long term liabilities were reclassified as current liabilities at April 30, 2008.

* * * * *